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                                                                     Exhibit 4.2

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                      Third Supplemental Indenture of Trust

                                 by and between

                        Education Funding Capital Trust-I

                                       and

                                Fifth Third Bank,
                              as Indenture Trustee

                                       and

                                Fifth Third Bank,
                        as Trust Eligible Lender Trustee

                         Dated as of December    , 2002
                                              ---

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                      Third Supplemental Indenture of Trust

     This Third Supplemental Indenture of Trust (this "Supplemental Indenture")
dated as of December    , 2002 is by and between Education Funding Capital
                     ---
Trust-I, a Delaware business trust (the "Issuer"), Fifth Third Bank, a banking corporation organized under the laws of the State of Ohio, as indenture trustee (the "Indenture Trustee"), and Fifth Third Bank, a banking corporation organized under the laws of the State of Ohio, as Trust Eligible Lender Trustee (the "Trust Eligible Lender Trustee"). All capitalized terms used in these preambles, recitals and granting clauses shall have the same meanings assigned thereto in the Indenture (defined below).

                              W I T N E S S E T H:

     Whereas, the Issuer has previously entered into an Indenture of Trust dated as of May 1, 2002 (the "Indenture") among the Issuer, the Indenture Trustee and the Trust Eligible Lender Trustee;

     Whereas, pursuant to Section 7.01 of the Indenture, the Issuer desires to enter into this Supplemental Indenture to amend the Indenture as set forth herein; and

     Whereas, the Indenture Trustee has agreed to accept the trusts herein created upon the terms herein set forth;

     Now, Therefore, in consideration of the foregoing, the parties hereto agree that the foregoing recitals are incorporated herein by reference and as follows:

     Section 1. Appendix A of the Indenture is hereby amended to add the following defined term:

          "Subordinated Issuer Termination Payment" shall mean any early termination payment required to be made by or on behalf of the Issuer pursuant to a Derivative Product, excluding, however, early termination payments required to be made by the Issuer in respect of (i) a payment default by the Issuer under the Derivative Product and (ii) the bankruptcy or insolvency of the Issuer.

     Section 2. Section 2.03 of the Indenture is hereby amended and restated in its entirety to read as follows:

          The Issuer hereby authorizes and directs the Indenture Trustee to acknowledge and agree to any Derivative Product hereafter entered into by the Issuer and a Counterparty under which (a) the Issuer may be required to make, from time to time, Issuer Derivative Payments and (b) the Indenture Trustee may receive, from time to time, Counterparty Derivative Payments for the account of the Issuer. No Derivative Product shall be entered into unless the Indenture Trustee shall have received a Rating Confirmation from each Rating Agency that such Derivative

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     Product will not adversely affect the Rating on any of the Notes. Anything in this Indenture to the contrary notwithstanding, any Revenues representing Counterparty Derivative Payments of a Counterparty shall not be available to make an Issuer Derivative Payment to another Counterparty or to pay any other amounts owed to such Counterparty pursuant to a Derivative Product.

          No later than the fourth Business Day immediately preceding each Derivative Payment Date the Issuer shall give written notice to the Indenture Trustee stating (a) the amount and payer of each Counterparty Derivative Payment, if any, due to be received by the Indenture Trustee for the account of the Issuer on or before such Derivative Payment Date and (b) the amount and payee of each Issuer Derivative Payment, if any, to be paid on or before such Derivative Payment Date. If the Indenture Trustee fails to receive such written notification from the Issuer by the end of the third Business Day immediately preceding such Derivative Payment Date, it shall immediately notify the Issuer of such fact in writing.

          On or before each Derivative Payment Date and in accordance with the written notification received from the Issuer, the Indenture Trustee shall deposit all moneys received representing Counterparty Derivative Payments into the Revenue Fund to be applied in accordance with the provisions of
     Section 4.03 hereof. The Indenture Trustee shall notify the Issuer on such Business Day, if (a) the amount received from any Counterparty is not equal to the amount specified in the written notification of the Issuer, (b) no amount is received from such Counterparty or (c) the amount received is not received in immediately available funds.

          On or before any Derivative Payment Date with respect to which an Issuer Derivative Payment is due in accordance with the written notification received from the Issuer or, with respect to a payment in respect of an early termination date due from the Issuer pursuant to the terms of a Derivative Product, the Indenture Trustee shall make payment to the appropriate Counterparty from moneys in the Revenue Fund of the amount of the Issuer Derivative Payment specified in such written notification of the Issuer due on such date by the deposit or wire transfer of immediately available funds to the credit of the account of such Counterparty specified in such written notification of the Issuer, but only to the extent such payment will not result in a deficiency in the amount due on the next succeeding Payment Date to the holders of any class of Obligations having a priority equal to or higher than the Derivative Product in respect of which such Issuer Derivative Payment is due.

          If any payment to a Counterparty described in the immediately preceding paragraph would result in a deficiency in the amounts required to make payments to the holders of the Obligations referred to in that paragraph on such Payment Date, then the Indenture Trustee shall delay the making of such payment to such Counterparty until the first date on which no deficiency would result from such payment and the Indenture Trustee has been notified in writing to make such payment.

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     Section 3. Section 4.03(b) of the Indenture is hereby amended and restated
in its entirety to read as follows:

          (b) On the last Business Day of each month, money remaining in the Revenue Fund shall be used and transferred to other funds or Persons in the following order of precedence, or as otherwise specified in a Supplemental Indenture (any money not so transferred or paid to remain in the Revenue Fund until subsequently applied pursuant to this Section 4.03(b)):

               (i) to the Class A Account of the Interest Fund, after giving effect to any money already on deposit in the Class A Account of the Interest Fund for such purposes, the amount necessary to pay (a) the interest payments due in the next succeeding month in respect of each Series of Senior Notes for which a Payment Date will occur in that month; provided, however, that if the interest rate on such Series of Senior Notes is unknown, the amount to be transferred shall be calculated using the last known interest rate for such Series, (b) the interest to accrue during the next succeeding month in respect of each Series of Senior Notes for which a Payment Date will not occur in that month, and (c) any Issuer Derivative Payments (excluding any Subordinated Issuer Termination Payments) due in the next succeeding month in respect of any Derivative Product secured on a parity with the Senior Notes;

               (ii) to the Class A Account of the Principal Fund, after giving effect to any money already on deposit in the Class A Account of the Principal Fund for such purpose, the amount necessary to pay the principal of and premium, if any, on each Series of Senior Notes due at Stated Maturity in the next succeeding month;

               (iii) to the Class B Account of the Interest Fund, after giving effect to any money already on deposit in the Class B Account of the Interest Fund for such purposes, the amount necessary to pay (a) the interest payments due in the next succeeding month in respect of each Series of Subordinate Notes for which a Payment Date will occur in that month; provided, however, that if the interest rate on such Series of Subordinate Notes is unknown, the amount to be transferred shall be calculated using the last known interest rate for such Series, (b) the interest to accrue during the next succeeding month in respect of each Series of Subordinate Notes for which a Payment Date will not occur in that month, and (c) any Issuer Derivative Payments (excluding any Subordinated Issuer Termination Payments) due in the next succeeding month in respect of any Derivative Product secured on a parity with the Subordinate Notes;

               (iv) to the Class B Account of the Principal Fund, after giving effect to any money already on deposit in the Class B Account of the Principal Fund for such purpose, the amount necessary to pay the principal

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          of and premium, if any, on any Subordinate Notes due at Stated
          Maturity in the next succeeding month;

               (v) to the Reserve Fund the amount, if any, required by Section 4.06(d) hereof;

               (vi) if the Parity Percentage is not at least equal to the Required Parity Percentage, to the Class A Account of the Principal Fund, after giving effect to any money already on deposit in the Class A Account of the Principal Fund for such purposes, the amount necessary to pay the principal of and premium, if any, on Senior Notes for which an interest Payment Date will occur in the next succeeding month, or if no Senior Notes are Outstanding, to the Class B Account of the Principal Fund the amount necessary to pay principal of and premium, if any, on Subordinate Notes for which an interest Payment Date will occur in the next succeeding month; provided, however, that during any Revolving Period, at the direction of the Issuer, amounts remaining in the Revenue Fund after payment of all amounts required by
          (i) through (v) of this Section 4.03(b) may be used for the acquisition or origination of other Student Loans and, provided, further, at the direction of the Issuer, such excess amounts may also be used to acquire Add-on Consolidation Loans originated within 180 days of the origination of the related Consolidation Loan;

               (vii) to the Class B Account of the Principal Fund, after giving effect to any money already on deposit in the Class B Account of the Principal Fund for such purpose, from amounts representing Recoveries of Principal, the amount necessary to pay principal of and premium, if any, on Subordinate Notes in respect of which an interest Payment Date will occur in the next succeeding month to the extent that after such payment the Senior Parity Percentage shall not be less than the Required Senior Parity Percentage; otherwise to the Class A Account of the Principal Fund to pay principal and premium, if any, on Senior Notes in respect of which an interest Payment Date will occur in the next succeeding month;

               (viii) to the Class A Account of the Interest Fund, after giving effect to any money already on deposit in the Class A Account of the Interest Fund for such purpose, the amount necessary to pay interest accrued on the interest carryover amounts of the Senior Notes and the interest carryover amounts of the Senior Notes, and to the Class B Account of the Interest Fund, after giving effect to any money already on deposit in the Class B Account of the Interest Fund for such purpose, the amount necessary to pay interest accrued on the interest carryover amounts of the Subordinate Notes and the interest carryover amounts of the Subordinate Notes, in that order of priority; provided, however, on any Payment Date, any such amount shall be allocated first to any Notes being redeemed on such Payment Date;

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               (ix) to the Class A Account of the Interest Fund, after giving effect to any money already on deposit in the Class A Account of the Interest Fund for such purposes, the amount necessary to pay any Subordinated Issuer Termination Payments due in the next succeeding month in respect of any Derivative Product secured on a parity with the Senior Notes;

               (x) to the Class B Account of the Interest Fund, after giving effect to any money already on deposit in the Class B Account of the Interest Fund for such purposes, the amount necessary to pay any Subordinated Issuer Termination Payments due in the next succeeding month in respect of any Derivative Product secured on a parity with the Subordinate Notes; and

               (xi) to the Co-Owner Trustee for deposit into the Certificate Distribution Account (as defined in the Trust Agreement) if after giving effect to the transfer to the Co-Owner Trustee the Parity Percentage is at least equal to the Required Parity Percentage and the Senior Parity Percentage is at least equal to the Required Senior Parity Percentage; if these parity requirements are not met, then any remainder shall be retained in the Revenue Fund; provided, however, that during any period commencing after June 1, 2022, moneys will be transferred to the Co-Owner Trustee pursuant to this subsection (xi) only upon receipt of a Rating Confirmation with respect to transfers during that period, otherwise moneys remaining in the Revenue Fund after payment of all amounts required by (i) through (x) of this
          Section 4.03(b) shall be transferred to the Principal Fund.

          All payments of principal on the Notes shall be made by redemption of the Notes unless otherwise directed in a Supplemental Indenture.

     Section 4. Sections 4.04(a) and (b) of the Indenture are hereby amended and restated in their entirety to read as follows:

          (a) On the last Business Day of each month, the Indenture Trustee shall transfer to the Class A Account of the Interest Fund from the Revenue Fund amounts necessary to make the transfers required by Section 4.03(b)(i) hereof. During the next succeeding month, the Indenture Trustee shall use moneys transferred to the Class A Account of the Interest Fund pursuant to
     Section 4.03(b)(i) hereof for the payment, on a parity basis, of interest due on Senior Notes for which an interest Payment Date will occur during that month and any Issuer Derivative Payments (excluding Subordinated Issuer Termination Payments) due during that month on any Derivative Product secured on a parity with such Senior Notes. Also during that month, the Indenture Trustee shall use moneys transferred to the Class A Account of the Interest Fund (i) pursuant to Section 4.03(b)(viii) to pay interest accrued on the interest carryover amounts of Senior Notes for which an interest Payment Date will occur during that month and

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     the interest carryover amounts of such Senior Notes and (ii) pursuant to
     Section 4.03(b)(ix) to pay Subordinated Issuer Termination Payments due during that month in respect of Derivative Products secured on a parity with the Senior Notes.

          (b) On the last Business Day of each month, the Indenture Trustee shall transfer to the Class B Account of the Interest Fund from the Revenue Fund amounts necessary to make the transfers required by Section 4.03(b)(iii) hereof. During the next succeeding month, the Indenture Trustee shall use moneys transferred to the Class B Account of the Interest Fund pursuant to Section 4.03(b)(iii) hereof for the payment, on a parity basis, of interest due on Subordinate Notes for which an interest Payment Date will occur during that month and any Issuer Derivative Payments (excluding Subordinated Issuer Termination Payments) due during that month on any Derivative Product secured on a parity with such Subordinate Notes. Also during that month, the Indenture Trustee shall use moneys transferred to the Class B Account of the Interest Fund (i) pursuant to Section 4.03(b)(viii) to pay interest accrued on the interest carryover amounts of Subordinate Notes for which an interest Payment Date will occur during that month and the interest carryover amounts of such Subordinate Notes and (ii) pursuant to Section 4.03(b)(x) to pay Subordinated Issuer Termination Payments due during that month in respect of Derivative Products secured on a parity with the Subordinate Notes.

     Section 5. Section 4.08 of the Indenture is hereby amended and restated in its entirety to read as follows:

          Transfers from the Revenue Fund to the Co-Owner Trustee may be made in accordance with Section 4.03(b)(xi) hereof; provided, however, that no transfer of assets to the Co-Owner Trustee shall be made if there is not on deposit in the Reserve Fund an amount equal to at least the Reserve Fund Requirement; and further provided, that no transfer shall be made to the Co-Owner Trustee unless immediately after taking into account any such transfer, the Parity Percentage is at least equal to the Required Parity Percentage and the Senior Parity Percentage is at least equal to the Required Senior Parity Percentage.

          The amounts so transferred to the Co-Owner Trustee shall be distributed as provided in the Trust Agreement.

     Section 6. The provisions of the Indenture are hereby ratified, approved and confirmed, except as otherwise expressly modified by this Supplemental Indenture.

      [remainder of page intentionally left blank; signature page follows]

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     In Witness Whereof, the Issuer has caused this Supplemental Indenture to be executed in its name and on its behalf by the Co-Owner Trustee; the Indenture Trustee, to evidence its acceptance of the trusts hereby created, has caused this Supplemental Indenture to be executed in its name and behalf; and the Trust Eligible Lender Trustee, to evidence its acceptance of the trusts hereby created, has caused this Supplemental Indenture to be executed in its name and behalf, all in multiple counterparts, each of which shall be deemed an original, and the Issuer, the Indenture Trustee and the Trust Eligible Lender Trustee have caused this Supplemental Indenture to be dated as of the date herein above first shown, although actually executed on the dates shown in the acknowledgments hereafter appearing.

                                          Education Funding Capital Trust-I,

                                             By Fifth Third Bank, not in its
                                             individual capacity, but solely as
                                             Co-Owner Trustee on behalf of the
                                             Trust


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


                                          Fifth Third Bank, not in its
                                             individual capacity but solely as
                                             Indenture Trustee


                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:


                                          Fifth Third Bank, not in its
                                             individual capacity but solely as
                                             Trust Eligible Lender Trustee


                                          By:
                                              ----------------------------------
                                              Name:
                                              Title: